Exhibit 23.1

                      Accountants' Consent

The Board of Directors
Resource Mortgage Capital, Inc.


We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                            KPMG PEAT MARWICK

Baltimore, Maryland
January 26, 1994